EXHIBIT 99.1 NEWS RELEASE
INVESTOR RELATIONS CONTACTS:
J. Eric Bjornholt – CFO	(480) 792-7804
Gordon Parnell – Vice President of Business Development
and Investor Relations	(480) 792-7374

MICROCHIP TECHNOLOGY EXCEEDS FINANCIAL GUIDANCE
FOR THE FIRST FISCAL QUARTER 2010 AND GUIDES FOR
STRONG GROWTH FOR SECOND FISCAL QUARTER 2010

•	Net sales of $192.9 million, up 11.4% sequentially

•	On a GAAP basis:
•	Gross margin of 50.0%; Operating profit of 16.2%; Net income of $27.4 million and 14.2% of net sales; EPS of 15 cents per diluted share

•	On a non-GAAP basis:
•	Gross margin of 51.4%; Operating profit of 22.1%; Net income of $35.0 million and 18.1% of net sales; EPS of 19 cents per diluted share

•	Days of inventory reduced by 26 days sequentially, to 108 days at June 30, 2009

•	Record shipments of 35,608 development tools in the June quarter

•	Maintained quarterly dividend at 33.9 cents per share

CHANDLER, Arizona – August 6, 2009 – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller and analog semiconductors, today reported results for the three months ended June 30, 2009 as summarized in the following table:

	GAAP	% of Revenue	Non-GAAP1	% of Revenue
Revenue	$192.9 million		$192.9 million
Gross Margin	$96.4 million	50.0%	$99.1 million	51.4%
Operating Income	$31.2 million	16.2%	$47.2 million	22.1%
Other Income (Expense)	$1.5 million		($2.5) million
Income Tax Expense	$5.3 million		$5.2 million
Net Income	$27.4 million	14.2%	$35.0 million	18.1%
Earnings per Diluted Share	15 cents		19 cents

1      See “Use of non-GAAP Financial Measures” following the Outlook section of this release.

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Microchip Technology Incorporated  2355 West Chandler Blvd.  Chandler, AZ 85224-6199   Main Office 480-792-7200  FAX 480-899-9210

Microchip Technology
Reports First Quarter
Fiscal 2010 Results

Net sales for the first quarter of fiscal year 2010 were $192.9 million, up 11.4% sequentially from net sales of $173.3 million in the immediately preceding quarter, and down 28.1% from net sales of $268.2 million in the prior year’s first quarter.  GAAP net income for the first quarter of fiscal year 2010 was $27.4 million, or 15 cents per diluted share, up 23.4% from GAAP net income of $22.0 million, or 12 cents per diluted share, in the immediately preceding quarter, and down 62.8% from GAAP net income of $75.7 million, or 40 cents per diluted share, in the prior year’s first quarter.

Non-GAAP net income for the first quarter of fiscal year 2010 was $35.0 million, or 19 cents per diluted share, up 25.4% from non-GAAP net income of $27.9 million, or 15 cents per diluted share, in the immediately preceding quarter, and down 57.6% from non-GAAP net income of $82.6 million, or 44 cents per diluted share, in the prior year’s first quarter.  Our non-GAAP results exclude any gain or loss on trading securities, the effect of share-based compensation, the impact of our recent acquisition activities, the acquisition of a patent license and non-cash interest expense on our convertible debentures associated with the adoption of FSP ABP 14-1, Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion.  A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip also announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 33.9 cents per share.  The quarterly dividend is payable on September 3, 2009 to stockholders of record on August 20, 2009.  Microchip initiated quarterly cash dividend payments in the third quarter of fiscal 2003.

“During the June quarter we saw a steady improvement in the overall business environment that enabled us to exceed our revenue, gross margin, earnings per share and inventory guidance we provided in early June,” said Steve Sanghi, Microchip’s President and CEO.  “Our book-to-bill ratio for the June quarter was 1.18, resulting in our opening backlog position for the September quarter being significantly higher than our backlog entering the June quarter.”

“In the June quarter we achieved GAAP gross margins of 50.0% and non-GAAP gross margins of 51.4%.  Non-GAAP gross margins were up over 200 basis points from the March quarter and we expect significant gross margin improvement again in the September quarter,” continued Mr. Sanghi.

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Microchip Technology
Reports First Quarter
Fiscal 2010 Results

“Our microcontroller businesses performed well in the June quarter and revenues were up 11.9% sequentially.  Our 16-bit microcontroller revenues were up 15.7% sequentially and 33.3% year-over-year,” said Ganesh Moorthy, Executive Vice President and Chief Operating Officer.  “We shipped a record 35,608 development systems in the June quarter, and have now exceeded 800,000 in cumulative development tool shipments.”

Eric Bjornholt, Microchip’s Chief Financial Officer, said, “Inventory levels on Microchip’s balance sheet decreased by $17.6 million in the June quarter compared to the March 2009 quarter.  We greatly reduced the days of inventory on our balance sheet, ending June with 108 days of inventory, 26 days lower than the March 2009 balance.  In the June quarter, days of inventory in the distribution channel were flat to the prior quarter at 38 days.  Our inventory is in a very good position to allow us to ramp production activities to be in line with anticipated demand levels.”

Mr. Bjornholt continued, “In the June quarter our cash, short-term and long-term investment position was essentially flat, dropping by only $2.6 million.  We expect our cash and investment position to increase in the September quarter.”

Mr. Sanghi concluded, “Despite the continued weakness in the global economy, we are seeing improving trends in Microchip’s business and our overall visibility.  We expect revenue for the September quarter to be up between 7% and 11% sequentially.”

Microchip’s Recent Highlights:

•
Microchip announced its next-generation low-power PIC® microcontroller families with nanoWatt XLP extreme low power technology for the world’s lowest sleep currents.  This industry-leading combination of low power consumption and functionality makes these PIC microcontrollers ideal for designers who need their products to operate longer using less power, or requiring fewer battery changes.

•
During the quarter, Microchip shipped 35,608 development systems, a new record that demonstrates the continued strong interest in Microchip’s products in the face of a tough economy.  The total cumulative number of development systems shipped now stands at 804,924.

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Microchip Technology
Reports First Quarter
Fiscal 2010 Results

•
Microchip announced the world’s first and only operational amplifiers to include mCal, an on-chip, one-shot calibration circuit that is active upon power-up or controlled via an external hardware pin.  This unique feature provides an innovative solution for high-speed, high-precision applications.

•
Microchip significantly expanded its wireless offerings with solutions for adding Wi-Fi to embedded designs; its first Sub-GHz radio transceiver for the unlicensed Industrial, Scientific and Medical radio frequency band; and an expansion of its ZigBee®/IEEE 802.15.4 portfolio that included a longer-range module and a certified ZigBee PRO software stack.

•
Continuing its leadership position in touch sensing, Microchip added an analog front end for inductive touch-sensing to its comprehensive mTouch™ portfolio of capacitive, inductive and resistive solutions.  By combining a number of discrete components into this analog front end, Microchip has made it even easier to add inductive touch for user interfaces through metal, thick gloves and in the presence of liquids.  Additionally, the mTouch Capacitive Touch Evaluation Kit was introduced for the quick and easy development of capacitive touch user-interface applications with Microchip’s 8- and 16-bit PIC microcontrollers.

•
Microchip’s PIC16C84 8-bit microcontroller was named to IEEE Spectrum Magazine’s list of “25 Microchips That Shook the World.”  Additionally, EE Times chose Microchip’s new seven-member dsPIC33F “GS” Series as their “eeProductCenter Product of the Week.”

•
Microchip announced that embedded designers can now combine digital signal processing and microcontroller control code with the 32-bit PIC32 microcontroller family, using its no-cost, royalty-free High Performance DSP Library.  This new library, which was added to the MPLAB C Compiler for PIC32 microcontrollers at no additional cost, enables substantially faster computation for complex algorithms.

•
Other additions to Microchip’s analog portfolio included the MCP656X family of high-speed comparators with rail-to-rail input/output and low operating voltage for battery-powered applications; the MCP401X family of low-power I2C™ digital potentiometers; and three new families of low-power, high-precision operational amplifiers.

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Microchip Technology
Reports First Quarter
Fiscal 2010 Results

Second Quarter Fiscal 2010 Outlook:

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.

	GAAP	Non-GAAP Adjustments	Non-GAAP1
Revenue	$206 to $214 million		$206 to $214 million
Gross Margin2	52.8% to 53.8%	$2.3 to $2.5 million	54.0% to 55.0%
Operating Expenses2	32.25% to 33.00%	$7.6 to $8.0 million	28.5% to 29.25%
Other Income (Expense)4	($3.1) to ($3.6) million	$1.6 million	($1.5) to ($2.0) million
Tax Rate	11.5% to 12.5%	$1.9 to $2.0 million	12.5% to 13.5%
Diluted Common Shares Outstanding3	186.4 to 187.1 million	1.7 million shares	184.7 to 185.4 million
Earnings per Share	18 to 20 cents	5 to 6 cents	23 to 26 cents

•
Capital expenditures for the quarter ending September 30, 2009 are expected to be approximately $10 million.  Capital expenditures for all of fiscal year 2010 are anticipated to be approximately $20 million.

•
We expect net cash generation during the September quarter of approximately $75 to $85 million before the dividend payment of $62.2 million announced today.  The amount of expected net cash generation is before the effect of any stock buy back activity.

•
Microchip’s Board of Directors authorized a stock buy back of up to 10.0 million shares in December 2007.  At March 31, 2009, approximately 2.5 million shares remained available for purchase under this program.  Future purchases will depend upon market conditions, interest rates and corporate considerations.

1	Use of Non-GAAP Financial Measures:

Our Non-GAAP adjustments, where applicable, include share-based compensation expense; acquisition-related acquired inventory valuation cost and intangible asset amortization, other acquisition-related expenditures, non-cash interest expense, gains and losses on trading securities, other non-recurring items in our business and the related income tax implications of these items.

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Microchip Technology
Reports First Quarter
Fiscal 2010 Results

SFAS 123(R) requires us to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement.  Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant.  The price of our stock is affected by market forces that are difficult to predict and are not within the control of management.  The value of our trading securities varies in amount from period to period and is affected by fluctuations in the market prices of such securities that we cannot predict and are not within the control of management.  The non-GAAP adjustments related to the impact of our acquisitions and a portion of our interest expense related to our convertible debentures are non-cash expenses related to such transactions.  Our acquisitions of patent portfolio licenses are non-recurring events in our business.  Accordingly, management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP gross profit, non-GAAP research and development expenses, non-GAAP selling, general and administration expenses, non-GAAP operating income, non-GAAP other income (expense), non-GAAP income tax expense/tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted in the immediately preceding paragraph, to permit additional analysis of our performance.  Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods.  Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our true operating costs.  Management uses these non-GAAP measures to manage and assess the profitability of its business.  Specifically, we do not consider such items when developing and monitoring our budgets and spending.  As described above the economic substance behind our decision to exclude such items relates either to these charges being non-cash in nature or to the one-time nature of the events.  Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP.  There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance.  Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

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Microchip Technology
Reports First Quarter
Fiscal 2010 Results

2
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, analog products and memory products sold; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions.  Operating expenses fluctuate over time, primarily due to revenue and profit levels.

3
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures, and the repurchase or the issuance of stock or the sale of treasury shares.

4
Our second quarter fiscal 2010 outlook does not assume any gains or losses on trading securities as we are not able to predict the September 30, 2009 market trading prices for these securities at this time.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,
	2009	2008(1)
Net sales	$192,949	$268,172
Cost of sales	96,514	104,575
Gross profit	96,435	163,597

Operating expenses:
Research and development	27,636	31,552
Selling, general and administrative	36,383	45,413
Special charge	1,238	-
	65,257	76,965

Operating income	31,178	86,632

Other income, net	1,477	5,302

Income before income taxes	32,655	91,934

Income tax provision	5,287	16,387

Net income	$27,368	$75,547

Basic net income per share	$0.15	$0.41

Diluted net income per share	$0.15	$0.40

Basic shares used in calculation	182,856	184,663
Diluted shares used in calculation	185,526	191,049

(1) As adjusted due to the adoption of FSP APB 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)".

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

ASSETS

	June 30,	March 31,
	2009	2009 (1)
	(Unaudited)
Cash and short-term investments	$1,407,435	$1,389,945
Accounts receivable, net	98,044	88,525
Inventories	113,872	131,510
Other current assets	141,790	138,864
Total current assets	1,761,141	1,748,844

Property, plant & equipment, net	513,765	531,687
Long-term investments	30,729	50,826
Other assets	80,774	80,409

Total assets	$2,386,409	$2,411,766

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and other accrued liabilities	$65,760	$71,714
Deferred income on shipments to distributors	83,431	83,931
Total current liabilities	149,191	155,645

Convertible debentures	335,539	334,184
Long-term income tax payable	72,737	70,051
Deferred tax liability	367,788	365,734
Other long-term liabilities	3,946	3,834

Stockholders' equity	1,457,208	1,482,318

Total liabilities and stockholders' equity	$2,386,409	$2,411,766

(1) As adjusted due to the adoption of FSP APB 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)".

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited)
(in thousands except per share amounts and percentages)

RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT
	Three Months Ended June 30,
	2009	2008
Gross profit, as reported	$96,435	$163,597
Share-based compensation expense	1,710	1,625
Acquisition-related acquired inventory valuation costs and
intangible asset amortization	967	-
Non-GAAP gross profit	$99,112	$165,222
Non-GAAP gross profit percentage	51.4%	61.6%

RECONCILIATION OF RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP
RESEARCH AND DEVELOPMENT EXPENSES
	Three Months Ended June 30,
	2009	2008
Research and development expenses, as reported	$27,636	$31,552
Share-based compensation expense	(2,989)	(2,435)
Non-GAAP research and development expenses	$24,647	$29,117
Non-GAAP research and development expenses as a percentage of net sales	12.8%	10.9%

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO
NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
	Three Months Ended June 30,
	2009	2008
Selling, general and administrative expenses, as reported	$36,383	$45,413
Share-based compensation expense	(4,299)	(3,639)
Acquisition-related intangible asset amortization and other costs	(308)	-
Non-GAAP selling, general and administrative expenses	$31,776	$41,774
Non-GAAP selling, general and administrative expenses as a percentage of net sales	16.5%	15.6%

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RECONCILIATION OF OPERATING INCOME TO NON-GAAP OPERATING INCOME
	Three Months Ended June 30,
	2009	2008
Operating income, as reported	$31,178	$86,632
Share-based compensation expense	8,998	7,699
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	1,275	-
Special charge - patent license	1,238	-
Non-GAAP operating income	$42,689	$94,331
Non-GAAP operating income as a percentage of net sales	22.1%	35.2%

RECONCILIATION OF OTHER INCOME, NET TO NON-GAAP OTHER
INCOME (EXPENSE), NET
	Three Months Ended June 30,
	2009	2008(1)
Other income, net, as reported	$1,477	$5,302
Convertible debt non-cash interest expense	1,508	1,241
Gain on trading securities	(5,477)	-
Non-GAAP other income (expense), net	$(2,462)	$6,543
Non-GAAP other income (expense), net, as a percentage of net sales	-1.3%	2.4%

RECONCILIATION OF INCOME TAX PROVISION TO NON-GAAP INCOME TAX PROVISION
	Three Months Ended June 30,
	2009	2008(1)
Income tax provision, as reported	$5,287	$16,387
Income tax rate, as reported	16.2%	17.8%
Share-based compensation expense	1,170	1,393
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	165	-
Special charge - patent license	124	-
Convertible debt non-cash interest expense	581	478
Gain on trading securities	(2,097)	-
Non-GAAP income tax provision	$5,230	$18,258
Non-GAAP income tax rate	13.0%	18.1%

(1) As adjusted due to the adoption of FSP APB 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)".

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RECONCILIATION OF NET INCOME AND DILUTED NET INCOME PER SHARE TO
NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER SHARE
	Three Months Ended June 30,		Three Months Ended March 31,
	2009	2008(1)	2009(1)
Net income, as reported	$27,368	$75,547	$22,016
Share-based compensation expense, net of tax effect	7,828	6,306	7,231
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	1,110	-	352
Special charge - patent license, net of tax effect	1,114	-	3,600
Special charge – in-process research and development expenses, net of tax effect	-	-	320
Special charge – abandoned acquisition-related expenses, net of tax effect	-	-	968
Convertible debt non-cash interest expense, net of tax effect	927	763	813
Gain on trading securities, net of tax effect	(3,350)	-	(7,392)
Non-GAAP net income	$34,997	$82,616	$27,908
Non-GAAP net income as a percentage of net sales	18.1%	30.8%	16.1%

Diluted net income per share, as reported	$0.15	$0.40	$0.12
Non-GAAP diluted net income per share	$0.19	$0.44	$0.15

(1) As adjusted due to the adoption of FSP APB 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)".

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Microchip Technology
Reports First Quarter
Fiscal 2010 Results

Microchip will host a conference call today, August 6, 2009 at 5:00 p.m. (Eastern Time) to discuss this release.  This call will be simulcast over the Internet at www.microchip.com.  The webcast will be available for replay until August 13, 2009.

A telephonic replay of the conference call will be available at approximately 7:00 p.m. (Eastern Time) August 6, 2009 and will remain available until 5:00 p.m. (Eastern Time) on August 13, 2009.  Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 3892841.

Cautionary Statement:

The statements in this release relating to strong growth in second fiscal quarter 2010, expecting significant gross margin improvement in the September quarter, inventory being in a very good position to line up with anticipated demand levels, expecting cash and investments to increase in the September quarter, seeing improving trends in Microchip’s business and our visibility, expecting revenue to be up between 7% and 11% sequentially, continued strong interest in Microchip’s products, our second quarter fiscal 2010 outlook (GAAP and Non-GAAP as applicable) for revenue, gross margin, operating expense, other income (expense), tax rate, diluted common shares outstanding, earnings per share, capital expenditures for the September quarter and for fiscal 2010 and net cash generation are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the level of continued adverse economic conditions in the U.S. and global economies, changes in demand or market acceptance of our products and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; foreign currency effects on our business; the impact of any significant acquisitions that we make; costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; disruptions in our business or the businesses of our customers or suppliers due to natural disasters, terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2009 Financial Results

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q.  You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s Web site (www.microchip.com) or the SEC's Web site (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made.  Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 6, 2009 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller and analog semiconductors, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide.  Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality.  For more information, visit the Microchip Web site at www.microchip.com.

The Microchip name and logo, and PIC are registered trademarks of Microchip Technology Inc. in the USA and other countries.  mTouch is a trademark of Microchip Technology Inc.  All other trademarks mentioned herein are the property of their respective companies.

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